EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of TC Global, Inc. (the “Company”) on Form 10-Q for the period ended October 2, 2011, as filed with the Securities and Exchange Commission on November 16, 2011 (the “Report”), I, Scott M. Pearson, President (principal executive officer) of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/S/ SCOTT M. PEARSON
Scott M. Pearson
President (principal executive officer)
November 16, 2011